UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  June 12, 2002
                                (Date of earliest
                                 event reported)

Commission File            Name of Registrant; State of Incorporation; Address of       IRS Employer
Number                     Principal Executive Offices; and Telephone Number            Identification Number
---------------------      ---------------------------------------------------------    -------------------------

1-16169                    EXELON CORPORATION                                           23-2990190
                           (a Pennsylvania corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-7398

Item 9. Regulation FD Disclosure

On June 12, 2002, John W. Rowe, President and CEO of Exelon Corporation, made a presentation to investors at the Deutsche Bank Electric and Power Conference. Attached as Exhibit 99 to this Current Report on Form 8-K are the slides used in Mr. Rowe's presentation. In addition, a brochure describing Exelon's nuclear business strategy was made available to investors attending the conference (previously filed as Exhibit 99.1 to Exelon's Current Report on Form 8-K filed on May 22, 2002).

Additionally, the following information for 2001 is being made available. The amount of fuel and purchased power expense reflected in Exelon Generation Company, LLC and Subsidiary Companies' Consolidated Statements of Income line item Fuel and Purchased Power is $904 million and $3,189 million, respectively.


This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Outlook" in Exelon's 2001 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report.


                                  EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

99             Slides used in Mr. Rowe's presentation

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               /S/ Ruth Ann M. Gillis
                               -------------------------------------------------
                               Ruth Ann M. Gillis
                               Senior Vice President and Chief Financial Officer


June 12, 2002